UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2017

ALGAE DYNAMICS CORP.

(Exact name of registrant as specified in its charter)

Ontario	333-199612	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

37 – 4120 Ridgeway Drive
Mississauga, Ontario Canada	L5L 5S9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (289) 997 6740

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Convertible Note Issued to Teewinot Life Sciences Corporation

Effective as of October 27, 2017, the Registrant entered into a definitive Note Purchase Agreement with Teewinot Life Sciences Corporation (“Teewinot”) pursuant to which Teewinot invested US$250,000 in the Registrant in the form of a 12% Senior Convertible Note (the “Note”). The Note converts into common shares automatically on the 45th day after issuance at US$0.10 per share; provided that if the closing price of the common shares on December 11, 2017 is less than US$0.10 the then conversion price is adjusted to US$0.07 per share. The Notes are part of an offering of US$500,000 of similar notes. The Registrant had previously issued US$208,000 of similar notes to other investors, and anticipates closing the offering shortly. Of these other notes, 1,857,143 common shares have been issued upon conversion.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference. Midtown Partners LLC acted as placement agent in connection with this offering and pursuant to its engagement letter received a cash fee of US$36,640. In connection with its engagement as financial advisor to the Registrant, Midtown Partners LLC received 5-year warrants to purchase 900,000 common shares exercisable at US$0.65 per share.

The offering was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) by virtue of Rule 506 of Regulation D under the Securities and/or Section 4(a)(2) thereof.

This Report is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities have not been registered under the Securities Act and may not be offered or sold in the United States of America absent registration or an exemption from registration under the Securities Act.

ITEM 8.01 OTHER EVENTS

Repayment of Outstanding Notes

From the proceeds of its private placement, the Registrant repaid US$91,293 of convertible notes issued to GHS Investments, LLC, which had been convertible into common shares at a discount to market. Of the remaining GHS notes, John Clarke, a principal of Midtown Partners, purchased the balance of the GHS notes and agreed to a floor on the conversion price equal to the conversion price on the convertible notes issued to Teewinot. An additional US$53,000 of convertible notes were also repaid. As a result of these transactions. The Registrant has effectively eliminated its exposure to “floorless” convertible instruments.

Grant of Shares under the Stock Incentive Plan

Effective as of November 8, 2017, the Registrant issued 350,000 common shares of the Corporation to each of Richard Rusiniak, Paul Ramsay, and Ross Eastley in light of their services during 2017 during which they have received no other compensation. In addition to these share issuances, the Registrant granted options to purchase 240,000 options to Messrs. Rusiniak and Ramsay, 200,000 options to Mr. Eastley, and 60,000 options to the outside directors, such options to be priced at the close of business on November 10, 2017. These shares and the shares underlying the options were registered under the Securities Act by virtue of the Registrant’s Registration Statement on Form S-8.

Receipt of Grant

The Registrant has been awarded a $400,000 Project Funding (Grant) from MITACS. This program will commence December 1st., 2017 and will be ongoing for 3 years. It will be headed by Dr’s. Steven Laviolette and Walter Rushlow, University of Western Ontario. The program will include three Post Doctorals and three Doctorals. This grant is leveraged from the research agreement the Registrant signed with the university and announced March 13, 2017.

The University of Western Ontario and the Registrant are working to identify and produce specific cannabinoid oil formulations with ratios of THC and CBD that selectively target specific symptoms associated with these complex diseases. In addition, our research will help identify specific biomarkers by which we can better determine which patient populations may best benefit from these specific cannabinoid-based formulations. Our research will lead to significantly improved understanding of the therapeutic benefits (as well as potential risks) associated with the use of therapeutic cannabinoid formulations and the development of targeted cannabinoid formulations for advancement towards clinical trials and commercialization of novel cannabinoid pharmaceuticals.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1 Form of 12% Senior Convertible Note

10.2 Note Purchase Agreement with Teewinot Life Sciences Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by theundersigned hereunto duly authorized.

ALGAE DYNAMICS CORP.

Date: November 9, 2017	By:	/s/ Ross Eastley
Ross Eastley
Chief Financial Officer